Exhibit 99.1

FOR IMMEDIATE RELEASE

FORM 10 REGISTRATION STATEMENT FILED FOR THE PLANNED SPIN-OFF OF

LA QUINTA’S REAL ESTATE BUSINESS

IRVING, Texas (July 26, 2017) – La Quinta Holdings Inc. (the "Company") (NYSE: LQ) announced that a Form 10 Registration Statement was filed today with the U.S. Securities and Exchange Commission (“SEC”) with respect to the previously announced planned separation of its real estate business, which is to be named CorePoint Lodging Inc. (“CorePoint Lodging” or “CorePoint”) from its franchise and management businesses (“new La Quinta” or “post-spin La Quinta”) creating two distinct, publicly traded companies.

The registration statement provides information regarding the business, strategy and historical financial results of the deemed predecessor entity to CorePoint Lodging, as well as further details on the anticipated terms of license and management agreements between CorePoint and new La Quinta following the planned spin-off. The Company is providing supplemental financial information in the tables below and in an updated investor presentation published on its investor relations website (ir.lq.com). CorePoint Lodging expects to update its registration statement in subsequent amendments as additional information on the transactions is finalized prior to the separation.

“The filing of CorePoint Lodging’s Form 10 is an important next step as we execute against our key strategic initiatives and drive value for our stakeholders,” said Keith Cline, La Quinta Holdings Inc.’s President and Chief Executive Officer. “We believe this separation will result in greater strategic clarity, with distinct management teams that can fully activate and run the respective businesses.  In addition, we expect this will allow us to unlock growth opportunities that are embedded within each business and take advantage of capital market and tax efficiencies.  We look forward to completing this spin transaction, realizing significant benefits for both companies and continuing to generate long term value for La Quinta’s shareholders.”

The New La Quinta: A Market-Leading Asset-Light, Fee-Based Franchise and Management Business

Following the spin transaction, the new La Quinta will continue to benefit from the unique growth opportunities that currently exist within its franchise and management businesses.   New La Quinta expects to actively capitalize on the embedded growth opportunity of a large and growing pipeline, strong interest from developers in expanding the La Quinta brand into the more than 30% of U.S. markets where the brand is not yet represented, and a highly scalable property management platform.

As a stand-alone company, post-spin La Quinta’s Total Adjusted EBITDA for full year 2017 is estimated to be between $110 million and $115 million, including fee revenue under ongoing franchise and management agreements with CorePoint.

As part of the spin transaction, it is expected that new La Quinta will enter into amended and restated franchise and management agreements with CorePoint Lodging.  These agreements are expected to provide that CorePoint Lodging will pay new La Quinta a management fee of 5.0% of gross hotel revenues in return for day-to-day management of its hotels, and a royalty fee of 5.0% of gross room revenues.  The management agreements are expected to have an initial term of 20 years with two additional 5 year renewal options, and the franchise agreements are expected to have an initial term of 20 years with one 10 year renewal option.

CorePoint Lodging Inc.:  Strong Hotel Portfolio with Significant Potential

Following the spin transaction, CorePoint Lodging expects to qualify and elect to be treated as a Real Estate Investment Trust (“REIT”) for federal income tax purposes.  CorePoint Lodging expects to be the only publicly-traded U.S. lodging REIT strategically focused on serving the midscale and upper-midscale select-service segments, offering a geographically diverse portfolio of hotels with significant underlying real estate value. CorePoint Lodging offers attractive cash flow characteristics with a strong portfolio consisting of 316 hotels, excluding three hotels held for sale, with approximately 40,500 rooms located in attractive U.S. locations, including 32%, of its rooms located within the Top 25 markets as defined by Smith Travel Research (STR).  The hotel portfolio contains assets that are well-positioned competitively within their markets, located near major employment centers, airports and transportation corridors.  In addition, CorePoint Lodging will benefit from the continuation of a long-standing and mutually beneficial relationship with La Quinta, a highly-recognized and growing brand with a 49-year history of operating select-service hotels.

As a stand-alone public company, CorePoint’s Total Adjusted EBITDA for the full year 2017 is estimated to be between $200 million and $215 million. CorePoint Lodging will have significant scale and plans to grow and enhance its portfolio primarily within the highly desirable midscale and upper-midscale select-service lodging segments.

During 2016, La Quinta identified approximately 50 hotels that will be part of CorePoint’s portfolio that, with the appropriate scope of capital investment and renovation, have the opportunity to be repositioned upward within their respective markets, capturing additional occupancy and rate.  Beginning in the fourth quarter of 2016 and continuing through 2017, La Quinta expects to invest more than $180 million in these assets with a focus on enhancing guestrooms, expanding public areas and upgrading exterior elements. With the majority of these renovations scheduled to be completed throughout the second half of 2017, CorePoint Lodging will be a primary beneficiary of these strategic investments by La Quinta.

Subsequent to the spin transaction, CorePoint Lodging’s focus will be to generate attractive long-term total returns by enhancing the value of its properties and utilizing its scale to efficiently allocate capital while maintaining a strong and flexible balance sheet.

Capitalization

Subject to market conditions, post-spin La Quinta and CorePoint Lodging each expect to complete one or more financing transactions concurrent with or prior to the completion of the spin-off, including the refinancing of substantially all of La Quinta’s existing indebtedness. These financing transactions are expected to be completed at market appropriate terms, including levels of leverage (approximately 3.5x to 4.5x of trailing twelve month Total Adjusted EBITDA for new La Quinta and approximately 5.5x to 6.5x of trailing twelve month Total Adjusted EBITDA for CorePoint).  There can be no assurances that any such financing transactions will be completed in the timeframe or size indicated or at all.

Transaction Summary

La Quinta plans to execute a spin-off transaction of its real estate business, CorePoint Lodging, that will be taxable at both the corporate and shareholder levels, with the intention that CorePoint Lodging will elect REIT status at the earliest practical date. This spin transaction will be effected through a distribution of all of the outstanding shares of CorePoint Lodging’s common stock to existing La Quinta shareholders as of the applicable record date. Those shareholders would then own shares in both companies following the completion of the transaction. La Quinta’s franchise and management businesses will continue to operate within the current La Quinta Holdings Inc. entity, and will maintain the NYSE ticker symbol LQ.

Completion of the spin-off transaction is subject to a number of conditions, including, among others, declaration of effectiveness of CorePoint’s Form 10 Registration Statement filed with the SEC, and other customary matters. Approval by La Quinta’s shareholders is not required for completion of the spin-off transaction, although La Quinta’s shareholders have authorized a reverse stock split of La Quinta’s common stock in connection with the spin-off.

A copy of the Form 10 Registration Statement is available for review at www.sec.gov under the name CorePoint Lodging Inc., and at La Quinta’s investor relations website ir.lq.com.

J.P. Morgan is acting as financial advisor to La Quinta Holdings Inc. Simpson Thacher & Bartlett LLP is acting as legal advisor.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call with analysts on Thursday, July 27, 2017, at 8:30 a.m. Eastern Time. Participants may listen live by dialing (844) 395-9252, or (478) 219-0505 for international participants, and enter passcode 58880881, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on July 27, 2017, through midnight Eastern Time on August 3, 2017. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 58880881. The archive of the webcast will be available on the Company's website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the intended spin-off and its expected benefits, transactions in connection with the spin-offs (including, but not limited to, financing transactions), financial projections for new La Quinta and CorePoint Lodging and other non-historical statements. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Important factors that could cause results to differ materially from those described in the forward-looking statements include, but are not limited to: the fact that executing the spin-off of La Quinta’s real estate business is contingent upon the satisfaction of a number of conditions, may require significant time and attention of La Quinta’s management, and may have a material adverse effect on La Quinta, whether or not the spin-off is completed; La Quinta may be unable to achieve some or all of the benefits that it expects to achieve from the separation; if the proposed separation is completed, the trading price of La Quinta’s common stock will decline; following the spin-off, the aggregate value of the common stock of La Quinta and CorePoint Lodging may be less than the aggregate value at which La Quinta’s common stock might have traded prior to any spin-off; and the proposed spin-off could result in substantial tax liability to La Quinta’s stockholders. Additional factors that could cause La Quinta’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I-Item 1A. Risk Factors" of La Quinta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), filed with the SEC, as such factors may be updated from time to time in La Quinta’s periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in La Quinta’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The projected information in this press release gives effect to the spin-off and related transactions as if they occurred on January 1, 2017 (in the case of Adjusted EBITDA and related information) and December 31, 2017 (in the case of net leverage and related information). This projected information is based on various assumptions, including with regard to: (1) the terms of the hotel management and franchise agreements between La Quinta and CorePoint, which agreements have not yet been finalized; (2) the nature and amount of incremental costs that will be incurred by CorePoint as an independent public company as compared to expenses historically allocated to CorePoint’s business and assets as a part of La Quinta; and (3) the nature and amount of debt to be incurred, assumed or retired by each entity pursuant to certain financing transactions expected to be completed on or prior to the consummation of the spin-off.

The assumptions underlying the projected Total Adjusted EBITDA and other information in this press release are subject to various risks and uncertainties, including, among others: risks inherent to the hospitality and real estate industries; macroeconomic and other factors beyond the control of La Quinta and CorePoint; risks related to financing transactions expected to be consummated in connection with the spin-off; risks related to competition; risks related to management and franchise agreements; risks related to doing business with third-party hotel owners; risks relating to the significant investments in owned real estate of CorePoint; risks related to performance of information technology systems; risks related to growth of reservation channels outside of La Quinta’s system; risks of doing business outside of the United States for La Quinta; and risks related to La Quinta's proposed spin-off and related transactions. Any of the foregoing risks and uncertainties, as well as the additional risk factors described in the section entitled "Risk Factors" identified in La Quinta’s 2016 10-K, and the sections entitled “Risk Factors” of the information statement included in the Form 10 filed by CorePoint, as such factors may be updated from time to time in subsequent filings with the SEC, could cause actual outcomes or results to differ materially from those indicated by the projected information in this press release.

Non-GAAP Financial Measures

La Quinta refers to certain non-GAAP financial measures in this press release, including Adjusted EBITDA for La Quinta and CorePoint. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” of the information statement included in the Form 10 filed by CorePoint on July 26, 2017 and in La Quinta’s 2016 10-K and its Form 10-Q for the fiscal quarter ended March 31, 2017 as well as the schedules accompanying this press release for additional information and reconciliations of such non-GAAP financial measures for the historical periods presented. In addition, this press release includes estimated Adjusted Net Income and Adjusted EBITDA for the year ending December 31, 2017 for La Quinta and CorePoint. Reconciliations of estimated Adjusted Net Income and Adjusted EBITDA to measures calculated in accordance with GAAP are not available without unreasonable effort due to the unavailability of certain information needed to calculate certain reconciling items, including impairment charges, gains or losses on sales of assets, interest expense and income tax expense. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on the future GAAP financial results.

About La Quinta
La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select‐service hotels primarily serving the upper‐midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 885 hotels representing approximately 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras and Colombia.  These hotels operate under the Inn & Suites™,  Inn™, and LQ Hotel™ brands. ’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit www.LQ.com.

Investor Relations:

Kristin Hays

(214) 492-6786

kristin.hays@laquinta.com

Media Relations:

Teresa Ferguson

(214) 492-6937

teresa.ferguson@laquinta.com

BASIS OF PRESENTATION AND RECONCILIATIONS

The tables below provide reconciliations of CorePoint Lodging and new La Quinta’s Net Income, EBITDA and Adjusted EBITDA to Net (Loss) Income with respect to the 2017 outlook for each of CorePoint Lodging and new La Quinta, as well as reconciliations of condensed “stand-alone” statements of operations for CorePoint Lodging and new La Quinta to the consolidated statements of operations of La Quinta Holdings Inc. for each of 2016 and 2015. The Company believes this financial information provides meaningful supplemental information. The Company further believes the presentation of Adjusted EBITDA and Adjusted Net Income provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on its operations. This represents how management views the business and reviews its operating performance. It is also used by management when publicly providing the business outlook.

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. The Company adjusts EBITDA when evaluating its performance because the Company believes that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding its ongoing operating performance. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in the Company’s industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net (loss) income, cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect tax expense or the cash requirements to pay taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s or CorePoint’s industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company or CorePoint, as applicable, to reinvest in the growth of its business or as measures of cash that will be available to the Company or CorePoint to meet its obligations.

“Adjusted Net Income” is not a recognized term under U.S. GAAP and should not be considered as an alternative to net (loss) income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definition of Adjusted Net Income may not be comparable to similarly titled measures of other companies.

Adjusted Net Income is included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

COREPOINT LODGING ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: ESTIMATED 2017

(unaudited, in millions)

	Year Ending December 31, 2017
	Low Case	High Case
Adjusted Net (Loss) Income (1)	$(9)	$—
Interest expense (2)	63	63
Income tax provision	(6)	—
Depreciation and amortization	146	146
EBITDA	194	209
Share based compensation expense	6	6
Adjusted EBITDA	$200	$215

(1)

This table provides a reconciliation of estimated Adjusted EBITDA to estimated Adjusted Net Income from CorePoint Lodging Inc.’s standalone results that exclude the impact of certain items that are not expected to have an ongoing effect on its operations. Also includes estimated incremental costs of operating as a stand-alone public company.

(2)

Interest expense represents an allocation of the expected interest expense for La Quinta for under the existing debt structure and is not intended to be indicative of interest expense to be incurred post-refinancing.

NEW LA QUINTA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: ESTIMATED 2017

(unaudited, in millions)

	Year Ending December 31, 2017
	Low Case	High Case
Adjusted Net Income (1)	$38	$41
Interest expense (2)	21	21
Income tax provision	27	29
Depreciation and amortization	5	5
EBITDA	91	96
Share based compensation expense	10	10
Amortization of software service agreements	9	9
Adjusted EBITDA	$110	$115

(1)

This table provides a reconciliation of estimated Adjusted EBITDA to estimated Adjusted Net Income from La Quinta’s standalone results, excluding the results of CorePoint Lodging Inc. and that excludes the impact of certain items that are not expected to have an ongoing effect on its operations. Also includes estimated incremental costs of operating as a stand-alone public company.

(2)

Interest expense represents an allocation of the expected interest expense for La Quinta for under the existing debt structure and is not intended to be indicative of interest expense to be incurred post-refinancing.

NON-GAAP RECONCILIATION

As of December 31, 2016

(unaudited, in millions)

	Stand-alone Financial Statement Basis		Reconciling Items
	CorePoint Lodging Inc. (1)	New La Quinta (2)	Adjustment from hotels disposed or held for sale (3)	Eliminations / reclassifications (4)	Estimated additional recurring costs (5)	Non-recurring items (6)	La Quinta Holdings Inc.

REVENUES:
Room revenues	$831	$—	$32	$(8)	$—	$—	$855
Franchise and related services fees	—	104	3	(1)	—	—	106
Other hotel revenues	15	—	1	4	—	—	20
Management fee	—	42	2	(44)	—	—	—
	846	146	38	(49)	—	—	981
Brand marketing fund	—	—	—	25	—	—	25
Brand programs revenues	—	144	1	(145)	—	—	—
Cost reimbursements	—	204	—	(204)	—	—	—
Total Revenues	846	494	39	(373)	—	—	1,006
OPERATING EXPENSES:
Direct lodging expenses	390	—	20	—	—	—	410
Depreciation and amortization	141	4	2	—	—	—	147
Selling, general and administrative expenses(7)	18	52	—	46	(12)	12	116
Other lodging and operating expenses	57	—	3	—	(1)	3	62
Marketing, promotional and other advertising expenses	—	—	—	69	—	—	69
Brand and management fees	159	—	5	(164)	—	—	—
Impairment loss and other	—	—	—	—	—	99	99
	765	56	30	(49)	(13)	114	903
Brand marketing fund	—	—	—	25	—	—	25
Brand programs expenses	—	144	1	(145)	—	—	—
Cost reimbursements	—	204	—	(204)	—	—	—
Total Operating Expenses	765	404	31	(373)	(13)	114	928
Operating Income	81	90	8	—	13	(114)	78
Income (Loss) Before Income Taxes	21	70	8	—	13	(113)	(1)
NET INCOME (LOSS)	$12	$42	$5	$—	$8	$(68)	$(1)
Interest expense(8)	61	20	—	—	—	—	81
Income taxes	9	28	3	—	5	(45)	—
Depreciation and amortization	143	4	2	—	—	—	149
EBITDA	225	94	10	—	13	(113)	229
Impairment loss and other	—	—	—	—	—	108	108
Equity based compensation	5	9	—	—	(5)	5	14
Amortization of software service agreements	—	9	—	—	—	—	9
Adjusted EBITDA	$230	$112	$10	$—	$8	$—	$360

(1)

Represents CorePoint Lodging’s results on a standalone basis as if the currently contemplated spin transaction had occurred, and reflects the results of operations for 316 hotels, which comprises the “same-store” set and excludes hotels currently classified as assets held for sale by La Quinta Holdings Inc. These results reflect the currently contemplated terms of the amended and restated franchise and management agreements between CorePoint Lodging and new La Quinta, as well as estimated additional recurring costs of operating as an independent publicly-traded company.

(2)

Represents La Quinta’s results on a standalone basis as if the currently contemplated spin transaction had occurred.  These results reflect the currently contemplated terms of the amended and restated franchise and management agreements between CorePoint Lodging and new La Quinta, as well as estimated additional recurring costs of operating as an independent publicly-traded company.  Cost reimbursements reflect payroll and certain other operating costs incurred by La Quinta in carrying out its duties as the day-to-day manager of CorePoint Lodging’s hotels under the management agreement, which costs will be reimbursed to La Quinta by CorePoint Lodging without markup.

(3)	Represents results of operations recognized by La Quinta Holdings Inc. for hotels sold or held for sale.
(4)

Represents intercompany eliminations and reclassifications in order to reconcile the standalone statements of operations for CorePoint Lodging and new La Quinta to the consolidated statement of operations reported by La Quinta Holdings Inc.

(5)

Represents estimated additional recurring costs to be incurred as a result of CorePoint Lodging and new La Quinta operating as independent, standalone public companies.  These estimated additional costs include, but are not limited to, employing independent executive management teams and the costs of operating as a public company.

(6)	Represents items or transactions that were recognized within the results of operations for La Quinta Holdings Inc. that are not expected to recur.
(7)	Selling, general and administrative expenses for CorePoint Lodging Inc. are presented gross, without consideration of amounts that may ultimately be allocated to property/asset level expenses.
(8)

Interest expense represents an allocation of the interest expense for La Quinta for under the existing debt structure and is not intended to be indicative of interest expense to be incurred post-refinancing.

NON-GAAP RECONCILIATION

As of December 31, 2015

(unaudited, in millions)

	Stand-alone Financial Statement Basis		Reconciling Items
	CorePoint Lodging Inc. (1)	New La Quinta (2)	Adjustment from hotels disposed or held for sale (3)	Eliminations / reclassifications (4)	Estimated additional recurring costs (5)	Non-recurring items (6)	La Quinta Holdings Inc.

REVENUES:
Room revenues	$834	$—	$61	$(8)	$—	$—	$887
Franchise and related services fees	—	97	3	—	—	—	100
Other hotel revenues	16	—	—	4	—	—	20
Management fee	—	43	3	(46)	—	—	—
	850	140	67	(50)	—	—	1,007
Brand marketing fund	—	—	—	23	—	—	23
Brand programs revenues	—	144	1	(145)	—	—	—
Cost reimbursements	—	176	—	(176)	—	—	—
Total Revenues	850	460	68	(348)	—	—	1,030
OPERATING EXPENSES:
Direct lodging expenses	366	—	33	—	—	—	399
Depreciation and amortization	152	4	11	—	—	—	167
Selling, general and administrative expenses(7)	18	46	—	47	(11)	26	126
Other lodging and operating expenses	42	—	20	—	(1)	2	63
Marketing, promotional and other advertising expenses	—	—	—	70	—	—	70
Brand and management fees	161	—	6	(167)	—	—	—
Impairment loss and other	—	—	—	—	—	54	54
	739	50	70	(50)	(12)	82	879
Brand marketing fund	—	—	—	23	—	—	23
Brand programs expenses	—	144	1	(145)	—	—	—
Cost reimbursements	—	176	—	(176)	—	—	—
Total Operating Expenses	739	370	71	(348)	(12)	82	902
Operating Income	111	90	(3)	—	12	(82)	128
Income (Loss) Before Income Taxes	47	68	(3)	—	12	(75)	49
NET INCOME (LOSS)	$28	$41	$(2)	$—	$7	$(47)	$27
Interest expense (8)	65	22	—	—	—	—	87
Income taxes	19	27	(1)	—	5	(28)	22
Depreciation and amortization	153	4	11	—	—	—	168
EBITDA	265	94	8	—	12	(75)	304
Impairment loss and other	—	—	—	—	—	63	63
Equity based compensation	4	7	—	—	(4)	12	19
Amortization of software service agreements	—	8	—	—	—	—	8
Adjusted EBITDA	$269	$109	$8	$—	$8	$—	$394

(1)

Represents CorePoint Lodging’s results on a standalone basis as if the currently contemplated spin transaction had occurred, and reflects the results of operations for 316 hotels, which comprises the “same-store” set and excludes hotels currently classified as assets held for sale by La Quinta Holdings Inc. These results reflect the currently contemplated terms of the amended and restated franchise and management agreements between CorePoint Lodging and new La Quinta, as well as estimated additional recurring costs of operating as an independent publicly-traded company.

(2)

Represents La Quinta’s results on a standalone basis as if the currently contemplated spin transaction had occurred.  These results reflect the currently contemplated terms of the amended and restated franchise and management agreements between CorePoint Lodging and new La Quinta, as well as estimated additional recurring costs of operating as an independent publicly-traded company.  Cost reimbursements reflect payroll and certain other operating costs incurred by La Quinta in carrying out its duties as the day-to-day manager of CorePoint Lodging’s hotels under the management agreement, which costs will be reimbursed to La Quinta by CorePoint Lodging without markup.

(3)	Represents results of operations recognized by La Quinta Holdings Inc. for hotels sold or held for sale.

(4)

Represents intercompany eliminations and reclassifications in order to reconcile the standalone statements of operations for CorePoint Lodging and new La Quinta to the consolidated statement of operations reported by La Quinta Holdings Inc.

(5)

Represents estimated additional recurring costs to be incurred as a result of CorePoint Lodging and new La Quinta operating as independent, standalone public companies.  These estimated additional costs include, but are not limited to, employing independent executive management teams and the costs of operating as a public company.

(6)	Represents items or transactions that were recognized within the results of operations for La Quinta Holdings Inc. that are not expected to recur.
(7)	Selling, general and administrative expenses for CorePoint Lodging Inc. are presented gross, without consideration of amounts that may ultimately be allocated to property/asset level expenses.
(8)

Interest expense represents an allocation of the interest expense for La Quinta for under the existing debt structure and is not intended to be indicative of interest expense to be incurred post-refinancing.